ERock Reports Third Quarter 2026 Results

Revenue Increased Nearly 4x Quarter-over-Quarter, Driving Positive Net Income and Adjusted EBITDA

Reaffirming 2026 Guidance

HOUSTON - November 12, 2026 - ERock, Inc. (NYSE: EROC) ("ERock" or the "Company"), a leading provider of utility-grade onsite power solutions, today reported financial and operating results for the third quarter ended September 30, 2026, highlighted by strong revenue growth, additional capacity and supply chain visibility, continued commercial and operational success, and reaffirmation of full-year 2026 guidance.

Business Highlights

•
Increased revenue nearly 4x quarter-over-quarter driving positive net income of $8.9MM and Adjusted EBITDA* of $12.6MM, due to increased generator production and installation activity.
•
Began construction on schedule for the 366 megawatt (MW) El Paso Electric generation facility, supporting Meta's data center campus.
•
Added supply chain visibility via engine long block contract with HD Construction, enabling expanded volumes for customers in 2028.
•
Expanding manufacturing capacity by 900 MW/year with the new Atlas facility, bringing run-rate capacity to 2.1 gigawatts (GW) per year in 2028.
•
Added power system sales bookings of over $300 million after quarter close, pushing backlog to a new record.
•
Ended the quarter with strong liquidity, including $549 million of unrestricted cash, no outstanding debt and an undrawn $250 million credit facility as of September 30, 2026.

Management Commentary

"We executed well in the third quarter, with record production and deliveries that drove record quarterly revenue and profitability," said John Carrington, Chief Executive Officer of ERock. "We began construction at the El Paso Electric facility for Meta, and that project remains on track for completion in mid-2027. We are expanding our manufacturing capacity by 900 MW per year with a new facility in Houston (Atlas). When complete, our total capacity is expected to reach 2.1 GW per year to serve the strong demand for our product. Since the end of the quarter, we added new bookings of more than $300 million, setting a new backlog record and providing revenue and margin visibility into 2028. Our differentiated product and service offerings continue to resonate with customers, and we remain focused on disciplined expansion to meet their needs."

Ian Blakely, Chief Financial Officer of ERock, added, "The third quarter marked an inflection point with revenue growing nearly 4x quarter-over-quarter, driving our first profitable quarter as a public company. We reported $8.9 million of net income and $12.6 million of Adjusted EBITDA. This reflected an improvement of $76.6 million of net income and $26.6 million of Adjusted EBITDA, demonstrating the operating leverage embedded in our business. We expect continued revenue and profitability growth in the fourth quarter and are reaffirming our 2026 guidance. Our robust balance sheet and strong liquidity, coupled with our backlog and unique products and services, give us confidence to expand our manufacturing capacity to meet strong customer demand."

Outlook

The Company is reaffirming its full-year 2026 guidance.

• Revenue: $435 million to $465 million

• Adjusted EBITDA: $3 million to $9 million

At the midpoint, the revenue outlook represents approximately 2.5x year-over-year growth.

* Non-GAAP measure. See reconciliations in the section titled “Non-GAAP Financial Measures” below.

Summary of Key Financial Metrics

	Three Months Ended
(dollars in thousands)	Q3 2026	Q2 2026	Q3 2025
Power system sales revenues	$136,310	$26,514	$26,463
Ongoing services revenues	16,457	13,364	10,689
Total revenues	152,767	39,878	37,152
Total cost of revenues, excluding depreciation and amortization	116,009	31,138	32,976
Depreciation and amortization expense	1,838	1,308	818
Gross Profit	$34,920	$7,432	$3,358
Gross Margin	22.9%	18.6%	9.0%
Net income (loss)	$8,902	$(67,719)	$(19,768)
Net income (loss) margin	5.8%	(169.8%)	(53.2%)
Adjusted Gross Profit*	$34,920	$7,432	$3,358
Adjusted Gross Margin*	24.1%	22.2%	10.2%
Adjusted EBITDA*	$12,579	$(13,982)	$(9,528)
Adjusted EBITDA Margin*	8.2%	(35.1%)	(25.6%)

* Non-GAAP measure. See reconciliations in the section titled “Non-GAAP Financial Measures” below.

(dollars in thousands)	Q3 2026	Q2 2026	Q3 2025
Contracted Power System Sales Backlog	~$1.6bn	~$1.7bn	~$0.1bn
Annualized Recurring Service Revenue	$24,738	$23,601	$21,126
Installed Base (MW)	1,104	1,104	1,010

Conference Call

ERock will host a conference call to discuss its third quarter 2026 business, operational and financial highlights at 8:30 a.m. ET (7:30 a.m. CT) on November 12, 2026.

The conference call will be accessible via a live webcast on a listen-only basis on ERock’s investor relations (“IR”) site at https://ir.erock.com/. The call can also be accessed by dialing (877) 407-8829, or for international callers +1 (201) 493-6724, and referencing ERock.

A replay will be available shortly after the call through November 26, 2026, and can be accessed by dialing (877) 660-6853, or for international callers +1 (201) 612-7415 (passcode: 13762741). An archive of the webcast will be available shortly after the call on the Company’s IR site.

About ERock

ERock (NYSE: EROC) is enabling energy for a new era. ERock delivers onsite utility-grade power that gets customers up and running quickly, while supporting long-term grid development. ERock’s proprietary natural gas generators help critical facilities address grid constraints, interconnection delays, and outage risks while accelerating speed-to-power for new and expanding operations. Trusted by data centers, utilities, manufacturers, healthcare systems and government organizations, ERock engineers for rapid deployment, long-duration reliability, low local emissions, and scalable performance to meet the evolving energy demands of today and tomorrow. For more information, visit www.erock.com.

Forward-Looking Statements

This news release (and oral statements made regarding the subjects of this release) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, (each a "forward-looking statement"). Forward-looking statements include those that express a belief, expectation or intention about us and our industry, as well as those that are not statements of historical fact. These forward-looking statements may be accompanied by words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “should,” “could,” “would,” “likely,” “future,” “budget,” “pursue,” “target,” “seek,” “objective” or similar expressions that are predictions of or indicate future events or trends that do not relate to historical matters, although not all forward-looking statements contain such identifying words. Forward-looking statements include information regarding our future plans and goals, as well as our expectations with respect to: our business strategy and future growth prospects; our industry; our future profitability, cash flows and liquidity; our financial strategy, budget, projections and operating results; the amount, nature and timing of our capital expenditures and the impact of such expenditures on our performance; the availability and terms of capital; the market for distributed power generation; competition and government regulations; and general economic conditions.

These forward-looking statements speak only as of the date of this news release, or such other date as specified herein. Forward-looking statements are not assurances of future performance and involve risks and uncertainties. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties include, but are not limited to, the following: expectations regarding demand for distributed energy generation and acceptance of our power system solutions across end markets; estimates and assumptions regarding market opportunity, growth forecasts and revenue expectations; our history of losses and ability to achieve and sustain profitability; the realization of revenue from contracted backlog and services arrangements, including customer payment risk; risks associated with project development, construction, installation, utility interconnection, fuel supply, cost overruns and delays; reliance on a limited number of customers and the loss of, or adverse developments affecting, major customers; competition from larger competitors and alternative technologies; operational and safety risks, including the adequacy of insurance and indemnification arrangements; geographic concentration of operations, including regulatory, market and weather-related risks in Texas and California; customer financing constraints and the significant upfront cost of our power systems; our ability to scale manufacturing and assembly capacity in a timely and cost-effective manner; disruptions at assembly facilities and dependence on third-party suppliers and supply chains; the impact of tariffs, trade restrictions and other cost pressures; compliance with applicable laws, regulations and permitting requirements; protection of intellectual property, including risks of infringement claims; internal control, financial reporting and public company compliance risks; cybersecurity, IT and data security risks; conflicts of interest and risks related to Energy Impact Partners LP; risks related to our corporate structure; and other risks and uncertainties inherent in our business.

These and other important factors that could affect our operating results and performance are described under the caption “Risk Factors” in our prospectus (the “Prospectus”) (File No. 333-295965), dated June 9, 2026, filed on June 10, 2026 with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”), in our subsequent Quarterly Reports on Form 10-Q and elsewhere in our subsequent filings with the SEC. Should one or more of the risks or uncertainties described above or in our SEC filings occur, or should underlying assumptions prove incorrect, our actual results, performance, achievements or plans could differ materially from those expressed or implied in any forward-looking statements. All such forward-looking statements in this news release are expressly qualified in their entirety by this cautionary statement. We disclaim any obligation to update these statements unless required by law, and we caution you not to place undue reliance on them.

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except share and per share amounts)	2026	2025	2026	2025
Power system sales product revenues	$109,166	$15,809	$130,486	$65,200
Power system sales installation services revenues	27,144	10,654	48,260	32,691
Power system sales revenues	136,310	26,463	178,746	97,891
Ongoing services revenues	16,457	10,689	45,635	31,828
Total revenues	152,767	37,152	224,381	129,719
Cost of power system sales product revenues, excluding depreciation and amortization	79,611	16,421	96,202	56,209
Cost of power system sales installation services revenues, excluding depreciation and amortization	22,606	7,821	38,195	22,116
Cost of power system sales revenues, excluding depreciation and amortization	102,217	24,242	134,397	78,325
Cost of ongoing services revenues, excluding depreciation and amortization	13,792	8,734	37,993	27,490
Total cost of revenues, excluding depreciation and amortization	116,009	32,976	172,390	105,815
General and administrative expenses	28,035	15,678	76,258	48,269
Depreciation and amortization expense	1,838	818	4,447	2,682
Income (loss) from operations	6,885	(12,320)	(28,714)	(27,047)
Interest (expense) income	(207)	(4,465)	(4,050)	1,238
Loss on debt extinguishment	—	(3,418)	(48,774)	(18,662)
Other income, net	2,387	438	5,860	814
Income (loss) before income taxes	9,065	(19,765)	(75,678)	(43,657)
Income tax (expense) benefit	(163)	(3)	(350)	(31)
Net income (loss)	8,902	(19,768)	(76,028)	(43,688)
Deemed dividend related to Series A preferred units	—	(785)	(1,473)	(2,310)
Net income (loss) attributable to common units	$8,902	$(20,553)	$(77,501)	$(45,998)

Net loss applicable to pre-IPO period	—		(70,048)
Net income (loss) attributable to noncontrolling interest	7,147		(4,753)
Net income (loss) attributable to ERock, Inc.	$1,755		$(1,227)

Net income (loss) per common share
Basic	$0.04		$(0.03)
Diluted	$0.04		$(0.03)
Weighted average common shares outstanding
Basic	48,174,023		48,174,023
Diluted	48,174,023		48,174,023

Condensed Consolidated Balance Sheets (Unaudited)

	September 30,	December 31,
(in thousands, except unit and share value amounts)	2026	2025
Assets
Current assets:
Cash and cash equivalents	$548,741	$108,097
Accounts receivable, net	78,712	33,762
Inventory	147,624	43,681
Contract assets	6,771	15,964
Prepaid expenses	43,996	8,799
Other current assets	7,970	6,567
Total current assets	833,814	216,870
Property and equipment, net	52,981	27,545
Right-of-use assets, net	31,795	10,832
Restricted cash	69,776	—
Other noncurrent assets	12,035	2,649
Total assets	$1,000,401	$257,896
Liabilities and Equity
Current liabilities:
Accounts payable	$60,374	$16,549
Accrued liabilities and other payables	40,316	26,235
Contract liabilities	490,600	170,025
Operating lease liabilities	5,556	3,343
Deferred income	17,860	24,598
Other current liabilities	378	344
Total current liabilities	615,084	241,094
Notes payable	—	59,984
Noncurrent lease liabilities	32,232	8,019
Noncurrent deferred income	79,455	10,819
Other noncurrent liabilities	5,321	3,407
Total liabilities	$732,092	$323,323
Commitments and contingencies
Mezzanine equity:
Series A preferred units; 163,975 units authorized, issued and outstanding at December 31, 2025	—	46,690
Total mezzanine equity	—	46,690
Members’ equity:
Common units, 216,002 units issued and outstanding at December 31, 2025	—	(112,155)
Total members’ equity	—	(112,155)
Stockholders’ equity:
Class A common stock, $0.01 par value; 800,000,000 shares authorized, 48,174,023 shares issued and outstanding at September 30, 2026	482	—
Class B common stock, $0.01 par value; 350,000,000 shares authorized, 171,226,057 shares issued and outstanding at September 30, 2026	1,712	—
Additional paid-in capital	62,467	—
Accumulated deficit	(13,677)	—
Noncontrolling interest	217,325	38
Total stockholders’ equity	268,309	38
Total liabilities and equity	$1,000,401	$257,896

Condensed Consolidated Statement of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2026	2025
Cash flows from operating activities
Net loss	$(76,028)	$(43,688)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization expense	4,447	2,682
Amortization of deferred financing costs	2,582	4,478
Amortization of operating lease ROU asset	3,614	2,409
Loss on debt extinguishment	48,774	18,662
Amortization of sales commissions and fees	451	199
Paid-in-kind interest expense	2,431	5,423
Interest paid on long term debt	(3,531)	—
Stock-based compensation	6,573	3,559
Changes in operating assets and liabilities:
Accounts receivable, net	(40,950)	2,554
Inventory	(103,943)	35,005
Contract assets	9,193	(3,339)
Prepaid expenses	(35,197)	6,228
Other current assets	(1,853)	(3,385)
Other noncurrent assets	(10,611)	6,950
Accounts payable	43,538	(12,099)
Accrued liabilities and other payables	8,650	16,576
Contract liabilities	320,575	21,721
Operating lease liabilities	(2,150)	(2,352)
Other noncurrent liabilities	71,603	(20,936)
Net cash provided by operating activities	248,168	40,647
Cash flows from investing activities
Capital expenditures	(29,586)	(4,553)
Net cash used in investing activities	(29,586)	(4,553)
Cash flows from financing activities
Proceeds received from initial public offering, net of underwriter and offering costs	554,000	—
Repurchases of Class B Units from pre-IPO owners	(156,861)	—
Repurchases of Class A common stock from pre-IPO owners	(27,806)	—
Other costs related to initial public offering	(225)	—
Cash paid for fractional shares in connection with warrant conversion	(32)	—
Proceeds from notes payable	—	25,069
Payments of notes payable	(75,032)	(46,697)
Payments of deferred financing costs	(2,206)	(420)
Net cash provided by (used in) financing activities	291,838	(22,048)
Net change in cash and cash equivalents	510,420	14,046
Cash, cash equivalents and restricted cash
Beginning of period	108,097	21,913
End of period	$618,517	$35,959
Supplemental disclosures of cash flow information
Interest paid	$4,687	$5,434
Income taxes paid	$24	$—
Supplemental noncash financing and investing activities
Conversion of convertible notes into common units	$36,266	$—
Accrued capital expenditures	$479	$417

Non-GAAP Financial Measures

Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted Gross Profit and Adjusted Gross Margin are financial measures that are not prepared in accordance with GAAP. Each of these non-GAAP financial measures should be read in conjunction with the most directly comparable financial measure calculated and presented in accordance with GAAP.

We believe presenting these non-GAAP financial measures provides useful information because they highlight trends in our underlying operating performance, facilitate consistent comparisons of our core results over time and across peers, and reflect how our management evaluates our business. We also use these non-GAAP financial measures internally for strategic planning, budgeting, forecasting, performance measurement and resource allocation. We believe that providing investors with access to these measures allows for greater transparency and facilitates comparisons to our historical operating results.

These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for the most directly comparable financial measure prepared in accordance with GAAP. In addition, other companies, including companies in our industry, may define these non-GAAP financial measures differently, which may limit their usefulness as comparative measures.

Adjusted EBITDA and Adjusted EBITDA Margin to GAAP Net Income (Loss) and Net Income (Loss) Margin Reconciliation

Adjusted EBITDA and Adjusted EBITDA Margin are non-GAAP financial measures. Net income (loss) is the GAAP measure most directly comparable to Adjusted EBITDA, and net income (loss) margin is the GAAP measure most directly comparable to Adjusted EBITDA Margin. We define Adjusted EBITDA as net income (loss) before net interest expense; depreciation and amortization expense; income tax expense; stock-based compensation; and other items management deems non-operational or not reflective of ongoing core operations (e.g. changes in fair value of warrant unit liabilities, professional fees associated with debt and equity transactions, legal settlements). We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues.

Adjusted EBITDA and Adjusted EBITDA Margin are utilized by our management and other users of our unaudited condensed consolidated financial statements such as investors, commercial banks, research analysts and others, to assess our operating performance. Management believes these measures are useful because they each allow us to compare our operating performance on a consistent basis across periods. Management also believes Adjusted EBITDA is a useful indicator of our operating performance and Adjusted EBITDA Margin is useful because it provides insight on profitability.

We have not provided a GAAP reconciliation for forward-looking full-year Adjusted EBITDA as a result of the uncertainty regarding, and the potential variability of, reconciling items such as forward-looking stock-based compensation expense and income tax expense. Accordingly, a reconciliation of this non-GAAP guidance metric to net income (loss) is not available without unreasonable effort. However, it is important to note that material changes to reconciling items could have a significant effect on future GAAP results and, as such, we also believe that any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

The tables below present a reconciliation of Adjusted EBITDA and Adjusted EBITDA Margin to net income (loss) and net income (loss) margin:

	Three Months Ended
	September 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Net income (loss)	$8,902	$(19,768)	$28,670	N/M
Net interest expense (income)	(5,113)	4,465	(9,578)	N/M
Depreciation and amortization expense	1,838	818	1,020	124.7%
Loss on debt extinguishment	—	3,418	(3,418)	(100.0%)
Income tax expense	163	3	160	5333.3%
Stock-based compensation	2,835	989	1,846	186.7%
Non-recurring professional fees (1)	954	547	407	74.4%
Loss associated with purchase of excess generation assets	3,000	—	3,000	N/M
Adjusted EBITDA	$12,579	$(9,528)	$22,107	N/M

Total revenues	$152,767	$37,152	$115,615	311.2%

Net income (loss) margin	5.8%	(53.2)%		59.0%
Adjusted EBITDA Margin	8.2%	(25.6)%		33.8%

	Nine Months Ended
	September 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Net loss	$(76,028)	$(43,688)	$(32,340)	74.0%
Net interest expense (income)	(4,627)	(1,404)	(3,223)	229.6%
Depreciation and amortization expense	4,447	2,682	1,765	65.8%
Loss on debt extinguishment	48,774	18,662	30,112	161.4%
Income tax expense	350	31	319	1029.0%
Stock-based compensation	6,573	3,559	3,014	84.7%
Non-recurring professional fees (1)	3,199	3,158	41	1.3%
Loss associated with purchase of excess generation assets	3,000	—	3,000	N/M
Adjusted EBITDA	$(14,312)	$(17,000)	$2,688	15.8%

Total revenues	$224,381	$129,719	$94,662	73.0%

Net loss margin	(33.9)%	(33.7)%		(0.2%)
Adjusted EBITDA Margin	(6.4)%	(13.1)%		6.7%

	Three Months Ended
	June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Net loss	$(67,719)	$(7,985)	$(59,734)	748.1%
Net interest expense (income)	(471)	(7,708)	7,237	(93.9%)
Depreciation and amortization expense	1,308	808	500	61.9%
Loss on debt extinguishment	48,774	15,244	33,530	220.0%
Income tax expense (benefit)	(374)	11	(385)	N/M
Stock-based compensation	2,512	1,082	1,430	132.2%
Non-recurring professional fees (1)	1,988	2,129	(141)	(6.6%)
Adjusted EBITDA	$(13,982)	$3,581	$(17,563)	N/M

Total revenues	$39,878	$68,458	$(28,580)	(41.7%)

Net loss margin	(169.8)%	(11.7)%		(158.1%)
Adjusted EBITDA Margin	(35.1)%	5.2%		(40.3%)

(1)
Professional fees represent (i) consulting, legal, accounting, and other expenses in connection with the evaluation of and/or execution of non-recurring capital markets transactions in 2026 and 2025, (ii) certain consulting, legal, and corporate expenses in connection with debt modifications that occurred in April 2025, and (iii) certain non-recurring placement fees associated with key hires in 2026 and 2025.

Adjusted Gross Profit and Adjusted Gross Margin to GAAP Gross Profit and Gross Margin Reconciliation

Adjusted Gross Profit and Adjusted Gross Margin are non-GAAP financial measures. GAAP gross profit is the GAAP measure most directly comparable to Adjusted Gross Profit, and GAAP Gross Margin is the GAAP measure most directly comparable to Adjusted Gross Margin. We define Adjusted Gross Profit as GAAP gross profit, adjusted to exclude reimbursable variable revenues and costs. We define Adjusted Gross Margin as Adjusted Gross Profit divided by total revenues less reimbursable variable revenues. Reimbursable variable revenues and costs represent certain revenues and expenses where we serve as the principal in transactions and control the use and timing of the products and services that are being utilized. These costs represent our primary obligation and are recovered from customers at cost without markup pursuant to the terms of our contracts. While reimbursable variable costs are excluded because they have immaterial net margin impact, they do represent real cash flows and contractual obligations that affect our working capital and liquidity.

We present Adjusted Gross Profit and Adjusted Gross Margin because we believe these measures provide management and investors with a more meaningful view of the underlying economics and profitability of our core operations. Because reimbursable variable revenues and costs are recorded on a gross basis under GAAP and, by design, offset one another with no material contribution to profit, their inclusion in GAAP revenues and cost of revenues can cause reported gross margin percentages to fluctuate significantly depending on the frequency of underlying activities which can be driven by unpredictable changes in market conditions. By excluding these revenues, Adjusted Gross Margin reflects the margin we earn on the goods and services where we bear economic risk, exercise pricing judgment, and generate value for our customers.

We use Adjusted Gross Profit and Adjusted Gross Margin internally to evaluate segment-level performance, assess pricing and cost trends, and benchmark our profitability against peers whose revenue recognition practices may differ with respect to reimbursable items. We believe this perspective enhances investors’ understanding of the operating leverage and margin trajectory of our business.

Adjusted Gross Profit and Adjusted Gross Margin have limitations as analytical tools. They are not substitutes for GAAP gross profit or GAAP gross margin, and our calculations may not be comparable to similarly titled measures reported by other companies because other entities may not define or calculate these measures in the same manner. In addition, while reimbursable variable costs are excluded because they have immaterial net margin impact, they do represent real cash flows and contractual obligations that affect our working capital and liquidity. Accordingly, these non-GAAP measures should be considered alongside, and not as alternatives to, the GAAP financial measures included in our unaudited condensed consolidated financial statements and consolidated financial statements.

The tables below present a reconciliation of Adjusted Gross Profit and Adjusted Gross Margin to gross profit and gross margin:

	Three Months Ended
	September 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Total revenues	$152,767	$37,152	$115,615	311.2%
Total cost of revenues	116,009	32,976	83,033	251.8%
Less: depreciation and amortization expense	1,838	818	1,020	124.7%
Total gross profit	$34,920	$3,358	$31,562	939.9%
Less: reimbursable variable revenue	(7,897)	(4,098)	(3,799)	92.7%
Add: reimbursable variable cost	7,897	4,098	3,799	92.7%
Adjusted Gross Profit	$34,920	$3,358	$31,562	939.9%

Gross margin	22.9%	9.0%		13.9%
Adjusted Gross Margin	24.1%	10.2%		13.9%

	Nine Months Ended
	September 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Total revenues	$224,381	$129,719	$94,662	73.0%
Total cost of revenues	172,390	105,815	66,575	62.9%
Less: depreciation and amortization expense	4,447	2,682	1,765	65.8%
Total gross profit	$47,544	$21,222	$26,322	124.0%
Less: reimbursable variable revenue	(20,885)	(12,306)	(8,579)	69.7%
Add: reimbursable variable cost	20,885	12,148	8,737	71.9%
Adjusted Gross Profit	$47,544	$21,064	$26,480	125.7%

Gross margin	21.2%	16.4%		4.8%
Adjusted Gross Margin	23.4%	17.9%		5.5%

	Three Months Ended
	June 30,		Change
(dollars in thousands)	2026	2025	Amount	%
Total revenues	$39,878	$68,458	$(28,580)	(41.7%)
Total cost of revenues	31,138	52,426	(21,288)	(40.6%)
Less: depreciation and amortization expense	1,308	808	500	61.9%
Total gross profit	$7,432	$15,224	$(7,792)	(51.2%)
Less: reimbursable variable revenue	(6,380)	(4,393)	(1,987)	45.2%
Add: reimbursable variable cost	6,380	4,269	2,111	49.4%
Adjusted Gross Profit	$7,432	$15,100	$(7,668)	(50.8%)

Gross margin	18.6%	22.2%		(3.6%)
Adjusted Gross Margin	22.2%	23.6%		(1.4%)

CONTACTS

Ted Durbin

ERock

investors@erock.com

Eduardo Royes

ICR, Inc.

ERock@icrinc.com